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                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment (the "Amendment") is entered into as of the 10th day of October, 2004 by and between ADVO, Inc., a Delaware corporation (the "Company"), and Bobbie Gaunt (the "Executive").

      WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of the 15th day of June, 2004 (the "Agreement") pursuant to which she serves as Interim Chief Executive Officer;

      WHEREAS, the Board of Directors has elected a permanent Chief Executive Officer effective October 15, 2004 and the Executive has resigned her position and terminated the Agreement as of the close of business on the 14th day of October, 2004 (the "Early Termination Date");

      WHEREAS, the Compensation and Nomination Committee has approved a restricted stock grant to the Executive as a bonus in recognition of her outstanding service as Interim Chief Executive Officer; and

      WHEREAS, the parties desire to amend the Agreement to reflect these developments;

      NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. RESIGNATION; TERMINATION OF AGREEMENT. The Executive hereby resigns from her position as Interim Chief Executive Officer effective as of the close of business on the Early Termination Date and the Agreement is terminated as of such date. The Executive shall receive her salary through the Early Termination Date.

      2. RESTRICTED STOCK GRANT. On or before the Early Termination Date and pursuant to the Company's 1998 Incentive Compensation Plan, the Executive shall receive a grant of 10,000 shares of the Company's restricted common stock, which shall cliff vest on the second anniversary of the grant date. The restricted stock grant shall be in form and substance satisfactory to the Compensation and Nomination Committee of the Company's Board of Directors.

      3. INTERPRETATION. Except as set forth in this Amendment, the other terms and conditions of the Agreement shall not be affected. Any capitalized term used herein but not defined shall have the meaning assigned to it in the Agreement.

      4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and the year first above written.

                            ADVO, Inc., a Delaware corporation

                                /s/ JOHN MAHONEY
                                -----------------------------------------------
                            By: John Mahoney
                            Its: Non-executive Chairman and Lead Director

                                /s/ DAVID DYER
                                -----------------------------------------------
                            By: David Dyer
                                Chair, Compensation and Nomination
                                       and Corporate Governance Committees

                                /s/ BOBBIE GAUNT
                                -----------------------------------------------
                                Bobbie Gaunt
                                "Executive"